Exhibit I

August 11, 2005

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil
Registration Statement No. 333-121603

Ladies and Gentlemen:

I, a duly authorized Acting Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed (i) the above-referenced Registration Statement (the “Registration Statement”), including the Prospectus dated January 5, 2005, the Prospectus Supplements dated July 18, 2005 and July 22, 2005, respectively, constituting a part thereof (together, the “Prospectus Supplements”), (ii) the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and JPMorgan Chase Bank, N.A., including the forms of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004, and Amendment No. 3 dated as of June 28, 2004 (the “Fiscal Agency Agreement”), previously filed as part of Brazil’s Registration Statement under Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, and (iii) the Dealer Managers Agreement, including the issuance by Brazil of U.S.$ 4,508,571,000 aggregate principal amount of its 8% Amortizing Global Bonds due 2018 (the “Global Bonds”) in exchange for 8% USD Front-Loaded Interest Reduction with Capitalization Series L Bonds due 2014 on the terms and subject to the conditions set forth in the Prospectus Supplements and the accompanying Prospectus.

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 20 dated November 16, 2004 of the Federal Senate of Brazil, enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered pursuant to the Dealer Managers Agreement, the Prospectus (including, without limitation, the Prospectus Supplements) and any amendment or supplement thereto, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

Minister of Finance

August 11, 2005

I hereby consent to the filing of this opinion as Exhibit I to Amendment No. 1 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2004. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ADRIANA QUEIROZ DE CARVALHO
Adriana Queiroz de Carvalho
Acting Deputy Attorney General of the National Treasury of Brazil